EXHIBIT 32.4

Certification by the Controller

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Vera Maytum, Senior Vice President and Controller of the Federal Home Loan Bank of San Francisco (“Registrant”), certify that, to the best of my knowledge:

1.	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, (“Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 12, 2009	/S/ VERA MAYTUM
Vera Maytum
Senior Vice President and Controller

A signed original of this written statement required by Section 906 has been provided to the Federal Home Loan Bank of San Francisco and will be retained by the Federal Home Loan Bank of San Francisco and furnished to the Securities and Exchange Commission or its staff upon request.